                                                                   EXHIBIT 99.1


              REGIONS ANNOUNCES EARNINGS AND DIVIDEND DECLARATION

Regions Financial Corporation today announced earnings for the quarter ended June 30, 2002. Net income totaled $153.1 million or $.67 per diluted share for the second quarter of 2002, a 37 percent increase on a per share basis, compared to net income of $112.8 million or $.49 per diluted share for the second quarter of 2001.

Operating income for the second quarter of 2001, which excludes merger and other non-recurring charges, totaled $130.6 million or $.57 per diluted share.

"We are excited to report these solid increases per share, as well as an increase in total revenue of 10 percent on an annualized basis," said Carl E. Jones, Jr., chairman, president and chief executive officer of Regions. "Our top-line revenue growth was driven by growth in loans and other earning assets combined with increased fee revenue," Jones added. "Credit quality continues to be a major area of focus. Loan quality trends are in line with expectations. Although charge-offs and non-performing assets are up slightly from the first quarter, past due loans declined in the second quarter."

Average loan balances increased $330 million as compared to the first quarter of 2002, with commercial and consumer loan categories experiencing solid growth.

Non-interest income totaled $288.8 million in the second quarter, an increase of 17 percent annualized, over the first quarter levels, due primarily to higher brokerage and investment banking income. Morgan Keegan revenues increased 35 percent annualized over first quarter levels. "Morgan Keegan continues to perform very well and is becoming an increasingly important part of our financial services company," Jones said.

Regions also announced that its Board of Directors has declared a cash dividend of $.29 per share, payable October 1, 2002, to shareholders of record as of September 13, 2002. This is the 125th consecutive quarter in which the company has paid cash dividends, going back to its formation in 1971.

Regions Financial Corporation, with $46.1 billion in assets, ranks among the 25 largest financial services companies in the nation. Serving customers throughout the South, it provides traditional commercial and retail banking services and other financial services in the fields of investment banking, asset management, trust, mutual funds, securities brokerage, insurance, leasing and mortgage banking. Regions' banking affiliates offer banking services from more than 680 banking offices in Alabama, Arkansas, Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Texas. Regions provides investment and brokerage services from more than 145 offices of Morgan Keegan & Company, Inc., one of the South's largest investment firms. Regions ranks on both the Forbes 500 and the Fortune 500 listing of America's largest companies; its common stock is currently traded on the New York Stock Exchange under the symbol RF.


                              Continued Next Page

July 18, 2002
Page Two


                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                Three Months Ended                      Six Months Ended
                                                    June 30                                 June 30
                                             -----------------------                 -----------------------
Earnings                                       2002           2001       Change        2002           2001           Change
                                             --------       --------     ------      --------       --------         ------

Operating income*                            $153,126       $130,611       17%       $307,189       $253,363           21%
Add back: excess purchase price
   amortization**                                  --         12,420                       --         19,679
                                             --------       --------                 --------       --------
Operating income as adjusted for
   the adoption of FAS 142**                 $153,126       $143,031        7%       $307,189       $273,042           13%

Net income                                   $153,126       $112,799       36%       $307,189       $235,551           30%
Add back: excess purchase price
   amortization**                                  --         12,420                       --         19,679
                                             --------       --------                 --------       --------
Net income as adjusted for
   the adoption of FAS 142**                 $153,126       $125,219       22%       $307,189       $255,230           20%

Per share:
 Operating income*                           $   0.68       $   0.57       19%       $   1.35       $   1.15           17%
 Operating income-diluted*                   $   0.67       $   0.57       18%       $   1.33       $   1.13           18%
 Operating income* as adjusted for
  the adoption of FAS 142**                  $   0.68       $   0.63        8%       $   1.35       $   1.23           10%
 Operating income-diluted* as adjusted
  for the adoption of FAS 142**              $   0.67       $   0.62        8%       $   1.33       $   1.22            9%
 Net income                                  $   0.68       $   0.50       36%       $   1.35       $   1.06           27%
 Net income-diluted                          $   0.67       $   0.49       37%       $   1.33       $   1.05           27%
 Net income as adjusted for the
  adoption of FAS 142**                      $   0.68       $   0.55       24%       $   1.35       $   1.15           17%
 Net income-diluted as adjusted for
  the adoption of FAS 142**                  $   0.67       $   0.54       24%       $   1.33       $   1.14           17%
 Cash dividends declared                     $   0.29       $   0.28        4%       $   0.58       $   0.56            4%


                                                        June 30
                                          ----------------------------------
Financial Condition                          2002                   2001               Change
                                          -----------            -----------           ------

Total assets                              $46,146,447            $45,139,089             2%
Loans, net of unearned income             $31,221,835            $30,962,953             1%
Securities                                $ 8,568,156            $ 7,713,087            11%
Total earning assets                      $42,523,382            $41,635,271             2%
Total deposits                            $31,028,614            $31,159,282             0%
Stockholders' equity                      $ 3,937,594            $ 3,826,360             3%
Stockholders' equity per share            $     17.81            $     16.81             6%

* In 2001 excludes merger and other non-recurring charges of $23.3 million pretax ($17.8 million after tax or $.08 per diluted share).

**       On January 1, 2002, Regions adopted FAS 142 which eliminated amortization of excess purchase price. If FAS 142 had been in effect in 2001, net income per share and net income per diluted share would have increased by $.05 for the three months ended June 30, 2001 and $.09 for the six months ended June 30, 2001.


                              Continued Next Page

July 18, 2002
Page Three


                                                             June 30
                                                     ------------------------
Selected Ratios                                       2002              2001
                                                     ------             -----

Return on average stockholders' equity
  based on operating income*                          15.30%            14.30%
Return on average stockholders' equity
  based on operating income* as adjusted
  for the adoption of FAS 142**                       15.30%            15.41%
Return on average stockholders' equity
  based on net income                                 15.30%            13.29%
Return on average stockholders' equity
  based on net income as adjusted for the
  adoption of FAS 142**                               15.30%            14.40%
Return on average total assets based on
  operating income*                                    1.38%             1.15%
Return on average total assets based on
  operating income* as adjusted for the
  adoption of FAS 142**                                1.38%             1.24%
Return on average total assets based on
  net income                                           1.38%             1.07%
Return on average total assets based on
  net income as adjusted for the adoption
  of FAS 142**                                         1.38%             1.16%
Stockholders' equity to total assets                   8.53%             8.48%
Allowance for loan losses as a percentage
  of loans, net of unearned income                     1.39%             1.24%
Loans, net of unearned income, to
  total deposits                                     100.62%            99.37%
Net charge-offs to average loans                       0.32%             0.32%

* In 2001 excludes merger and other non-recurring charges of $23.3 million pretax ($17.8 million after tax or $.08 per diluted share).

**       On January 1, 2002, Regions adopted FAS 142 which eliminated amortization of excess purchase price. If FAS 142 had been in effect in 2001, net income per share and net income per diluted share would have increased by $.05 for the three months ended June 30, 2001 and $.09 for the six months ended June 30, 2001.

For additional information, including supplemental financial information, please refer to Regions' Form 8-K filed with the Securities and Exchange Commission on July 18, 2002, or visit Regions' Web site at http://www.regions.com. Regions' Investor Relations contact is Kenneth Till at 205/326-7605; Regions' Media contact is Kristi Lamont Ellis at 205/326-7179.

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in the company's filings with the Securities and Exchange Commission.

          FINANCIAL SUPPLEMENT TO SECOND QUARTER 2002 EARNINGS RELEASE

SUMMARY

Net income for the second quarter of 2002 totaled $153.1 million or $.67 per diluted share, compared to $112.8 million or $.49 per diluted share for the second quarter of 2001. Operating income for the second quarter of 2001 excludes merger and other non-recurring charges and totaled $130.6 million or $.57 per diluted share. Net income totaled $154.1 million or $.66 per diluted share for the first quarter of 2002.

Net income in 2002 excludes amortization of excess purchase price in accordance with the adoption of FAS 142. Excluding amortization of excess purchase price for the second quarter of 2001 would result in operating income per diluted share of $.54.

Total revenue increased $16.8 million (10% annualized) compared to the first quarter of 2002. Second quarter top-line revenue growth was driven by stronger loan and other earning asset growth, combined with fee income growth.

Net interest income increased $4.8 million over first quarter 2002 due to a 6.5% annualized increase in earning assets, primarily loans and securities. The interest margin declined 6 basis points (bps.) to 3.79% in the second quarter of 2002 as rates on interest-earning assets declined more than did rates on interest-bearing liabilities.

Total loans increased 4% annualized, using linked-quarter average balances, primarily in commercial and consumer categories. Excluding residential loan and other wholesale loan products, average loan balances grew 9% on a linked quarter, annualized basis.

Security balances increased $461 million through the purchase of Agency securities and securities acquired in connection with acquisitions.

Non-interest income increased $12.0 million (17% annualized) from the first quarter. This increase was due to higher revenues associated with Morgan Keegan and higher service charges on deposit accounts, partially offset by lower mortgage servicing and origination fees.

Retail transaction deposit balances continued to reflect strong growth in the second quarter of 2002. Retail transaction deposit balances increased $272 million (8.0% annualized) in the second quarter, based on linked-quarter average balances, excluding acquisitions.

Comparisons of Regions' second quarter 2002 financial performance to certain prior periods are affected by the fourth quarter 2001 acquisitions of Park Meridian and First Texas Bancshares and the second quarter 2002 acquisitions of Brookhollow Bancshares and Independence Bank, all of which were accounted for as purchases.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2002 EARNINGS RELEASE
PAGE 2


BALANCE SHEET CHANGES

Average total loans increased 4% annualized, using linked-quarter average balances, primarily due to growth in the commercial and consumer categories, partially offset by prepayments of residential mortgage loans. Excluding the effect of acquisitions, total loans increased approximately 3% annualized in the second quarter of 2002, using linked-quarter average balances. Growth in the commercial and industrial and consumer categories was partially offset by declines in residential mortgage loans. Excluding wholesale loan product categories, average loan balances grew 9% on a linked-quarter, annualized basis, excluding acquisitions. Versus June 2001, total loans increased 1%.

The following table includes a distribution of Regions' loan portfolio.


               Loan Portfolio (period end data)
               ($ amounts in thousands)                First Quarter    Second Quarter
                                                           2002              2002
                                                       -----------       -----------

               Commercial                              $10,047,659       $10,414,685
               Residential Mortgages                     8,597,748         8,280,718
               Other Real Estate                         3,851,239         4,017,136
               Construction                              3,635,556         3,638,088
               Branch Installment                        1,680,452         1,690,493
               Indirect Installment                      1,349,760         1,496,196
               Consumer Lines of Credit                  1,029,961         1,120,240
               Student Loans                               559,270           564,279
                                                       -----------       -----------
                                                       $30,751,645       $31,221,835


Security balances increased $461 million through the purchase of Agency securities and securities acquired in connection with acquisitions.

Average earning assets increased 6.5% on a linked-quarter annualized basis due primarily to growth in the commercial and consumer portfolios, combined with higher security balances. Excluding acquisitions, average earning assets increased 4.7% on a linked-quarter annualized basis.

Non-interest bearing deposits, interest-bearing checking, money market and savings accounts reflected strong growth, up $272 million or 8% annualized based on linked-quarter average balances, excluding acquisitions. Retail certificates of deposit reflected a decline of approximately $107 million, based on linked-quarter average balances excluding acquisitions, due to continued efforts to less aggressively price these deposits. Total core deposits, which exclude wholesale deposit funding sources and deposits added in acquisitions, declined less than 1% annualized during the second quarter. Wholesale deposit funding sources declined $39 million, based on linked-quarter average balances, as rates on these deposits products were less favorable compared to other funding sources.

In May 2002, Regions issued $600 million of ten-year subordinated notes with a stated interest rate of 6.375%. Interest expense related to the subordinated notes (on a post-swap basis) negatively

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2002 EARNINGS RELEASE
PAGE 3


impacted the net interest margin 1 basis point. The impact the subordinated notes had on the margin was mitigated by swapping the stated 6.375% fixed rate to a LIBOR based floating rate.

OPERATING PERFORMANCE

Total revenues (defined as net interest income on a taxable equivalent basis plus non-interest income, excluding securities transactions) increased $16.8 million or 10% annualized on a linked-quarter annualized basis compared to first quarter 2002. Taxable equivalent net interest income increased $4.8 million and non-interest income increased $12.0 million. Net interest income increased due to a higher level of earning assets, partially offset by lower spreads. The increase in non-interest income was due to higher fees in brokerage and investment banking, as well as increased deposit service charge fees partially offset by lower mortgage servicing and origination fees.

Net interest income (taxable equivalent) increased $4.8 million due to an increase in earning assets partially offset by a 6 bps. decline in the net interest margin. The yield on interest-earning assets declined 21 bps. this quarter, while the rate on interest-bearing liabilities declined 19 bps. Current modeling indicates that Regions' net interest margin should be relatively stable in the third quarter of 2002, assuming no further changes in market interest rates.

Total second quarter non-interest income (excluding securities transactions) increased $12.0 million (17% annualized) from first quarter levels. Brokerage and investment banking income increased $10.4 million as volume increased in the second quarter. Trust fees totaled $15.8 million in the second quarter of 2002, a slight increase compared to first quarter 2002. Service charges on deposit accounts increased $2.9 million compared to the first quarter, a reflection of an increased number of accounts and a modification of the structure of certain deposit accounts. Mortgage servicing and origination fees in the second quarter decreased $1.4 million compared to the first quarter, primarily due to fewer number of loans serviced and lower levels of production. Single-family mortgage production was $700 million in the second quarter of 2002, compared to $1.0 billion in first quarter 2002. Regions' mortgage servicing portfolio totaled $18.3 billion at June 30, 2002, compared to $18.8 billion at March 31, 2002. Beginning in the first quarter of 2002, Regions began reporting gains/losses related to the sale of mortgage loans held for sale in the other non-interest income category. In prior period these net gains/losses were reported in other non-interest expense. All comparable periods have been adjusted to reflect this change in reporting.

In the second quarter of 2002, total non-interest expenses increased $18.7 million (18.6% annualized), compared to first quarter 2002 operating expenses. This increase is due primarily to higher salaries and benefit costs. Salaries and employee benefits increased $12.9 million due to higher commissions and incentives primarily related to increased production at Morgan Keegan, acquisitions, and sales and other incentives costs. Net occupancy and furniture and equipment expense increased $2.5 million in the second quarter of 2002 from the first quarter of 2002. Other non-interest expense increased $3.3 million from first quarter levels, due primarily to amortization of mortgage servicing rights, advertising, business development costs and write downs of other real estate.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2002 EARNINGS RELEASE
PAGE 4


For the quarter ended June 30, 2002, Regions was not required to recognize any impairment related to mortgage servicing rights. However, further sustained declines in mortgage rates could result in impairment charges in the third quarter.

The following table illustrates the trends in operating expenses between the first and second quarters of 2002.

Non-Interest Expense Comparison


                                                                     Increase
                                            First        Second     Related to    Second
                                           Quarter      Quarter    Acquisitions   Quarter
                                             2002         2002          and        2002
($ amounts in thousands)                      As           As         Morgan         As        Dollar          Percent
                                           Reported     Reported      Keegan      Adjusted     Change          Change
                                           --------     --------   ------------   --------     -------         -------
Salaries and employee benefits             $237,362     $250,283      $7,276      $243,007     $ 5,645           2.4%
Net occupancy and furniture &
   equipment expense                         44,648       47,131         305        46,826       2,178           4.9%
Other non-interest expenses                 120,350      123,659         985       122,674       2,324           1.9%
                                           --------     --------      ------      --------     -------
  Total non-interest expenses              $402,360     $421,073      $8,566      $412,507     $10,147           2.5%


The provision for loan losses in the second quarter of 2002 was $30.0 million or 0.39% annualized of average loans. Net loan charge-offs for the second quarter of 2002 were $29.3 million (0.38% of average loans annualized), compared to $19.6 million (0.26% of average loans annualized) in the first quarter of 2002 and $26.2 million (0.34% of average loans annualized) in the second quarter of last year. The higher level of net loan charge-offs in the second quarter of 2002 is due primarily to higher commercial loan losses. In light of management's assessment of economic conditions and the current levels of non-performing assets, Regions' allowance for loan losses was increased slightly to $432.6 million at June 30, 2002, compared to $429.6 million at March 31, 2002, and $384.3 million at June 30, 2001.

The rate of increase in non-performing assets slowed during the second quarter of 2002. Total non-performing assets at June 30, 2002 were $374.8 million or 1.20% of loans and other real estate, an increase of $10.7 million from the $364.1 million or 1.18% of loans and other real estate at March 31, 2002. This increase is attributable to a $2.4 million increase in non-accrual loans primarily related to commercial credits and a $8.1 million increase in other real estate. As of June 30, 2002, renegotiated loans and other real estate totaled $42.3 million and $52.1 million, respectively, with non-accrual loans totaling $280.4 million at that date. Loans past due 90 days or more totaled $43.2 million at June 30, 2002, a $1.7 million decrease compared to $44.9 million at March 31, 2002.

Regions' non-performing loan portfolio is comprised primarily of a number of small to medium size loans that are diversified geographically throughout its franchise. The 25 largest non-accrual loans range from $13.4 million to $1.6 million, with only one loan above $10 million. The majority of these loans are to borrowers in manufacturing related industries and real estate development. Of the total $280.4 million in non-accrual loans at June 30, 2002, approximately $82.2 million (29% of

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2002 EARNINGS RELEASE
PAGE 5


total non-accruing loans) are secured by single-family residences, which historically have had losses less than 10 bps.

Management considers the current level of the allowance for loan losses adequate to absorb possible losses from loans in the portfolio. Management's determination of the adequacy of the allowance for loan losses requires the use of judgments and estimations that may change in the future. Unfavorable changes in the factors used by management to determine the adequacy of the reserve, or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

MORGAN KEEGAN PERFORMANCE

Morgan Keegan's net income totaled $11.8 million for the quarter ended June 30, 2002. Compared to the first quarter of 2002, Morgan Keegan's second quarter net income increased $2.0 million, due primarily to higher commissions and fees in the fixed income and equity capital markets divisions. Revenue associated with the equity capital market group increased 66% in the second quarter compared to first, while revenue from the fixed income and money management areas increased 3.7% and 8.9%, respectively. Morgan Keegan's fixed income capital markets division continues as the top revenue-producing line of business. Revenues from the fixed income capital markets division totaled $51.4 million in the current quarter, which represents 37% of Morgan Keegan's revenue. Total revenues for Morgan Keegan during the second quarter of 2002 totaled $140.6 million compared to $129.2 million in total revenues reported for the first quarter of 2002.

On a linked-quarter basis, Morgan Keegan's overhead increased $6.8 million compared to the previous quarter due primarily to higher compensation costs associated with increased production levels.

The total number of financial advisors at Morgan Keegan remains at approximately 940 and approximately 18,500 new accounts were opened during the second quarter. Total customer assets were $32.0 billion at June 30, 2002, down from approximately $32.5 billion at March 31, 2002.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2002 EARNINGS RELEASE
PAGE 6


The following table shows the components of revenue contributed by Morgan Keegan for the three months ended June 30, 2002 and March 31, 2002.

Morgan Keegan
Summary Income Statement


                                     Three months       Three months
($ amounts in thousands)                ended              Ended
                                    June 30, 2002      March 31, 2002          % Change
                                    -------------      --------------          --------

Revenues:
  Commissions                         $ 35,471            $ 32,496                  9.2%
  Principal transaction                 51,768              54,642                 -5.3
  Investment banking                    23,259              14,765                 57.5
  Interest                              13,704              12,090                 13.3
  Investment advisory                   13,188              12,111                  8.9
  Other                                  3,163               3,070                  3.0
                                      --------            --------
     Total revenues                    140,553             129,174                  8.8

Expenses:
  Interest expense                       7,685               6,452                 19.1
  Non-interest expense                 114,285             107,444                  6.4
                                      --------            --------
     Total expenses                    121,970             113,896                  7.1

Income before income taxes              18,583              15,278                 21.6

Income taxes                             6,800               5,500                 23.6
                                      --------            --------

Net income                            $ 11,783            $  9,778                 20.5%
                                      ========            ========


Morgan Keegan
Breakout of Revenue by Division
Three months ended
June 30, 2002


                                                           Fixed Income      Equity
                                             Private         Capital         Capital      Investment     Interest
($ amounts in thousands)                     Client          Markets         Markets       Advisory       & Other
                                             -------       ------------     -------       ----------     --------

$ amount of revenue                          $43,503         $51,356        $17,267        $13,343       $14,984
% of gross revenue                              31.0%           36.6%          12.3%           9.5%         10.6%

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2002 EARNINGS RELEASE
PAGE 7


ACQUISITION ACTIVITY

Acquisitions completed since June 30, 2001 include the following (in thousands):


                                                                   Total          Total      Accounting
Date            Company Acquired                   Total Assets    Loans        Deposits       Method          Offices
----            ----------------                   ------------    -----        --------     ----------        -------

November 2001   Park Meridian, Inc.,                $309,844      $237,937      $218,700       Purchase          3
                headquartered in Charlotte,
                North Carolina

December 2001   First Bancshares of Texas,          $188,953      $ 87,293      $172,151       Purchase          6
                Inc., headquartered in
                Houston, Texas

April 2002      Brookhollow Bancshares, Inc.,       $165,392      $ 69,144      $154,451       Purchase          4
                headquartered in Dallas, Texas

April 2002      Independence Bank, National         $112,408      $ 86,867      $ 98,508       Purchase          3
                Association, headquartered in
                Houston, Texas
                                                    --------      --------      --------                        --
                Totals                              $776,597      $481,241      $643,810                        16
                                                    --------      --------      --------                        --


At June 30, 2002, Regions had no pending acquisitions.

As a part of its ongoing business strategy, Regions continually evaluates business combination opportunities.

STOCK BUYBACK PROGRAM

During the second quarter of 2002 Regions repurchased 9.1 million shares in connection with its 12 million share general buyback program.

FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. Regions' management believes that these forward-looking statements are reasonable, however, you should not place undue reliance on these statements as they are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2002 EARNINGS RELEASE
PAGE 8


The words "believe", "expect", "anticipate", "project", and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors which may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic and business conditions in the United States and the Southeast in general and in the communities we serve in particular may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (e) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors which may affect the accuracy of our projections are specific to Regions, including: (i) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (v) our ability to effectively manage interest rate risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

Regions' Investor Relations contact is Kenneth W. Till at (205) 326-7605; Regions' Media contact is Kristi Lamont Ellis at (205) 326-7179.

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CONDITION
(Dollar Amounts in Thousands)

                                                      -----------------------------------------------------------------------------
                                                        6/30/00          9/30/00        12/31/00         3/31/01         6/30/01
                                                      -----------------------------------------------------------------------------

ASSETS
Cash and due from banks                               $  1,140,766    $  1,076,869    $  1,210,872    $  1,043,984    $  1,053,195
Interest-bearing deposits in other banks                     2,202           2,449           3,246       1,095,419         906,987
Investment securities                                    3,626,457       3,607,520       3,539,202          44,864          32,745
Securities available for sale                            5,619,226       5,545,803       5,454,969       8,484,278       7,680,342
Trading account assets                                      18,652          21,317          13,437         601,374         554,059
Mortgage loans held for sale                               356,801         251,063         222,902         466,614         601,838
Federal funds sold and securities purchased
    under agreement to resell                               72,108         246,556          95,550         241,382         345,598
Margin receivables                                              --              --              --         523,118         550,749
Loans                                                   30,479,546      31,299,305      31,472,656      31,214,746      31,057,354
Unearned income                                            (88,556)        (95,242)        (96,193)        (91,506)        (94,401)
                                                      ------------    ------------    ------------    ------------    ------------
      Loans, net of unearned income                     30,390,990      31,204,063      31,376,463      31,123,240      30,962,953
Allowance for loan losses                                 (363,475)       (373,699)       (376,508)       (381,570)       (384,324)
                                                      ------------    ------------    ------------    ------------    ------------
      Net Loans                                         30,027,515      30,830,364      30,999,955      30,741,670      30,578,629
Premises and equipment                                     588,697         596,900         598,632         624,841         621,792
Interest receivable                                        326,815         333,294         349,637         310,474         291,590
Due from customers on acceptances                           53,969          24,274         107,912         107,472          69,679
Other assets                                             1,068,306       1,090,687       1,091,979       1,857,745       1,851,886
                                                      ------------    ------------    ------------    ------------    ------------
                                                      $ 42,901,514    $ 43,627,096    $ 43,688,293    $ 46,143,235    $ 45,139,089
                                                      ============    ============    ============    ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
    Non-interest-bearing                              $  4,573,881    $  4,561,388    $  4,512,883    $  4,420,949    $  4,650,209
    Interest-bearing                                    27,935,020      27,424,262      27,509,608      26,761,914      26,509,073
                                                      ------------    ------------    ------------    ------------    ------------
      Total Deposits                                    32,508,901      31,985,650      32,022,491      31,182,863      31,159,282
Borrowed funds:
    Short-term borrowings:
      Federal funds purchased and securities
        sold under agreement to repurchase               2,630,399       1,862,753       1,996,812       2,548,869       1,939,036
      Commercial paper                                      36,750          38,750          27,750          49,435          27,750
      Other short-term borrowings                        1,816,220       1,620,673       1,108,580       2,264,254       2,392,543
                                                      ------------    ------------    ------------    ------------    ------------
         Total Short-term Borrowings                     4,483,369       3,522,176       3,133,142       4,862,558       4,359,329
    Long-term borrowings                                 2,370,148       4,392,399       4,478,027       5,220,594       4,936,855
                                                      ------------    ------------    ------------    ------------    ------------
      Total Borrowed Funds                               6,853,517       7,914,575       7,611,169      10,083,152       9,296,184
Bank acceptances outstanding                                53,969          24,274         107,912         107,472          69,679
Other liabilities                                          297,692         342,689         488,777         968,289         787,584
                                                      ------------    ------------    ------------    ------------    ------------
      Total Liabilities                                 39,714,079      40,267,188      40,230,349      42,341,776      41,312,729

Stockholders' equity:
    Common stock                                           139,028         139,050         139,105         142,825         143,209
    Surplus                                              1,056,452       1,058,291       1,058,733       1,214,063       1,227,186
    Undivided profits                                    2,196,513       2,264,476       2,333,285       2,397,684       2,446,779
    Treasury Stock                                         (73,941)        (18,988)        (67,135)              0         (43,398)
    Unearned restricted stock                               (8,088)         (7,673)         (6,952)         (6,098)        (13,899)
    Accumulated other comprehensive income(loss)          (122,529)        (75,248)            908          52,985          66,483
                                                      ------------    ------------    ------------    ------------    ------------
         Total Stockholders' Equity                      3,187,435       3,359,908       3,457,944       3,801,459       3,826,360
                                                      ------------    ------------    ------------    ------------    ------------
                                                      $ 42,901,514    $ 43,627,096    $ 43,688,293    $ 46,143,235    $ 45,139,089
                                                      ============    ============    ============    ============    ============


                                                             -------------------------------------------------------------
                                                                9/30/01         12/31/01         3/31/02         6/30/02
                                                             -------------------------------------------------------------
ASSETS
Cash and due from banks                                      $  1,103,077    $  1,239,598    $    961,035    $    938,871
Interest-bearing deposits in other banks                          982,838         667,186         251,668         271,990
Investment securities                                              32,757          34,050          34,513          34,785
Securities available for sale                                   8,223,851       7,813,109       7,818,728       8,533,371
Trading account assets                                            605,376         741,896         691,183         874,709
Mortgage loans held for sale                                      452,613         890,193         466,073         447,475
Federal funds sold and securities purchased
    under agreement to resell                                     189,043          92,543         199,051         602,972
Margin receivables                                                595,624         523,941         565,863         536,245
Loans                                                          31,128,869      31,136,977      31,002,399      31,471,671
Unearned income                                                  (218,026)       (251,629)       (250,754)       (249,836)
                                                             ------------    ------------    ------------    ------------
      Loans, net of unearned income                            30,910,843      30,885,348      30,751,645      31,221,835
Allowance for loan losses                                        (386,471)       (419,167)       (429,577)       (432,624)
                                                             ------------    ------------    ------------    ------------
      Net Loans                                                30,524,372      30,466,181      30,322,068      30,789,211
Premises and equipment                                            623,103         647,176         644,264         644,584
Interest receivable                                               286,584         249,630         236,423         241,932
Due from customers on acceptances                                  44,269          63,854          70,039          53,844
Other assets                                                    2,020,506       1,953,355       1,985,072       2,176,458
                                                             ------------    ------------    ------------    ------------
                                                             $ 45,684,013    $ 45,382,712    $ 44,245,980    $ 46,146,447
                                                             ============    ============    ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
    Non-interest-bearing                                     $  4,655,075    $  5,085,337    $  4,875,805    $  4,876,717
    Interest-bearing                                           25,918,116      26,462,986      25,201,581      26,151,897
                                                             ------------    ------------    ------------    ------------
      Total Deposits                                           30,573,191      31,548,323      30,077,386      31,028,614
Borrowed funds:
    Short-term borrowings:
      Federal funds purchased and securities
        sold under agreement to repurchase                      2,817,611       1,803,177       2,277,608       2,496,069
      Commercial paper                                             27,750          27,750          26,750          26,750
      Other short-term borrowings                               2,315,063       2,267,473       2,146,743       2,380,834
                                                             ------------    ------------    ------------    ------------
         Total Short-term Borrowings                            5,160,424       4,098,400       4,451,101       4,903,653
    Long-term borrowings                                        4,810,542       4,747,674       4,711,218       5,369,468
                                                             ------------    ------------    ------------    ------------
      Total Borrowed Funds                                      9,970,966       8,846,074       9,162,319      10,273,121
Bank acceptances outstanding                                       44,269          63,854          70,039          53,844
Other liabilities                                               1,146,792         888,696         849,160         853,274
                                                             ------------    ------------    ------------    ------------
      Total Liabilities                                        41,735,218      41,346,947      40,158,904      42,208,853

Stockholders' equity:
    Common stock                                                  143,275         143,801         144,272         144,547
    Surplus                                                     1,228,574       1,252,809       1,268,327       1,276,918
    Undivided profits                                           2,518,202       2,591,962       2,679,307       2,768,357
    Treasury Stock                                                (52,508)              0         (37,553)       (358,199)
    Unearned restricted stock                                     (12,511)        (11,234)        (19,470)        (17,522)
    Accumulated other comprehensive income(loss)                  123,763          58,427          52,193         123,493
                                                             ------------    ------------    ------------    ------------
         Total Stockholders' Equity                             3,948,795       4,035,765       4,087,076       3,937,594
                                                             ------------    ------------    ------------    ------------
                                                             $ 45,684,013    $ 45,382,712    $ 44,245,980    $ 46,146,447
                                                             ============    ============    ============    ============

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                                                 -------------------------------------------------------
                                                                 6/30/00     9/30/00    12/31/00     3/31/01     6/30/01
                                                                 -------------------------------------------------------
Interest Income:
    Interest and fees on loans                                   $633,868   $667,305   $ 684,013    $661,571   $ 634,945
    Interest on securities:
      Taxable interest income                                     137,104    136,452     133,351     127,082     110,720
      Tax-exempt interest income                                   10,325     10,680      10,560      10,278      10,510
                                                                 --------   --------   ---------    --------   ---------
      Total Interest on Securities                                147,429    147,132     143,911     137,360     121,230
    Interest on mortgage loans held for sale                        9,329      8,176       6,693       6,856      11,391
    Interest on margin receivables                                     --         --          --          --       7,811
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                                     1,370      1,672       1,366         522       7,461
    Interest on time deposits in other banks                          184        221         498         770       4,859
    Interest on trading account assets                                407        188         252         189       6,723
                                                                 --------   --------   ---------    --------   ---------
      Total Interest Income                                       792,587    824,694     836,733     807,268     794,420

Interest Expense:
    Interest on deposits                                          342,894    358,033     352,156     338,107     306,065
    Interest on short-term borrowings                              64,422     65,623      68,242      48,808      57,952
    Interest on long-term borrowings                               36,580     58,919      72,464      73,219      79,251
                                                                 --------   --------   ---------    --------   ---------
      Total Interest Expense                                      443,896    482,575     492,862     460,134     443,268
                                                                 --------   --------   ---------    --------   ---------
      Net Interest Income                                         348,691    342,119     343,871     347,134     351,152

Provision for loan losses                                          27,804     32,746      37,372      28,500      28,990
                                                                 --------   --------   ---------    --------   ---------
      Net Interest Income After Provision
         for Loan Losses                                          320,887    309,373     306,499     318,634     322,162

Non-Interest Income:
    Brokerage and investment banking                                9,547     11,173       9,411      10,330     117,660
    Trust department income                                        14,059     14,597      14,968      14,986      15,098
    Service charges on deposit accounts                            57,542     59,465      61,255      63,273      66,939
    Mortgage servicing and origination fees                        21,539     20,016      19,221      21,200      24,431
    Securities gains (losses)                                          67         28          (5)        474          (7)
    Other                                                          33,946     40,197      44,262      37,158      51,749
                                                                 --------   --------   ---------    --------   ---------
      Total Non-Interest Income                                   136,700    145,476     149,112     147,421     275,870

Non-Interest Expense:
    Salaries and employee benefits                                146,244    144,868     150,492     159,391     251,223
    Net occupancy expense                                          16,811     18,583      19,423      18,508      22,468
    Furniture and equipment expense                                17,320     18,880      21,016      17,727      22,557
    Other                                                          91,462     89,737     112,081      97,746     139,962
                                                                 --------   --------   ---------    --------   ---------
      Total Non-Interest Expense                                  271,837    272,068     303,012     293,372     436,210
                                                                 --------   --------   ---------    --------   ---------
      Income Before Income Taxes                                  185,750    182,781     152,599     172,683     161,822
Applicable income taxes                                            60,457     54,922      24,233      49,931      49,023
                                                                 --------   --------   ---------    --------   ---------
      Net Income                                                 $125,293   $127,859   $ 128,366    $122,752   $ 112,799
                                                                 ========   ========   =========    ========   =========
      Operating Income                                           $125,293   $127,859   $ 128,366    $122,752   $ 130,611(a)
                                                                 ========   ========   =========    ========   =========


                                                                     -----------------------------------------
                                                                     9/30/01    12/31/01   3/31/02    6/30/02
                                                                     -----------------------------------------
Interest Income:
    Interest and fees on loans                                       $606,811   $555,176   $512,435   $506,410
    Interest on securities:
      Taxable interest income                                         104,008    104,109     95,382    101,419
      Tax-exempt interest income                                       10,151      9,495      8,666      7,402
                                                                     --------   --------   --------   --------
      Total Interest on Securities                                    114,159    113,604    104,048    108,821
    Interest on mortgage loans held for sale                           11,556     11,937     12,816      9,376
    Interest on margin receivables                                      7,187      5,733      4,970      5,061
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                                         6,250      3,657      1,616      2,251
    Interest on time deposits in other banks                            4,028      1,426        211         71
    Interest on trading account assets                                  6,104      6,321      5,480      6,729
                                                                     --------   --------   --------   --------
      Total Interest Income                                           756,095    697,854    641,576    638,719

Interest Expense:
    Interest on deposits                                              276,597    214,926    173,422    165,231
    Interest on short-term borrowings                                  45,907     35,441     29,986     32,236
    Interest on long-term borrowings                                   77,779     76,092     68,382     66,161
                                                                     --------   --------   --------   --------
      Total Interest Expense                                          400,283    326,459    271,790    263,628
                                                                     --------   --------   --------   --------
      Net Interest Income                                             355,812    371,395    369,786    375,091

Provision for loan losses                                              30,000     77,912     30,000     30,000
                                                                     --------   --------   --------   --------
      Net Interest Income After Provision
         for Loan Losses                                              325,812    293,483    339,786    345,091

Non-Interest Income:
    Brokerage and investment banking                                  110,430    120,554    112,855    123,296
    Trust department income                                            13,749     12,848     15,747     15,807
    Service charges on deposit accounts                                67,190     69,861     66,034     68,943
    Mortgage servicing and origination fees                            21,924     29,527     24,679     23,283
    Securities gains (losses)                                           4,534     27,105      1,856      1,928
    Other                                                              46,398     57,370     57,437     57,443
                                                                     --------   --------   --------   --------
      Total Non-Interest Income                                       264,225    317,265    278,608    290,700

Non-Interest Expense:
    Salaries and employee benefits                                    230,922    238,152    237,362    250,283
    Net occupancy expense                                              22,950     22,975     22,548     23,964
    Furniture and equipment expense                                    22,989     24,454     22,100     23,167
    Other                                                             121,800    133,097    120,350    123,659
                                                                     --------   --------   --------   --------
      Total Non-Interest Expense                                      398,661    418,678    402,360    421,073
                                                                     --------   --------   --------   --------
      Income Before Income Taxes                                      191,376    192,070    216,034    214,718
Applicable income taxes                                                56,177     53,886     61,971     61,592
                                                                     --------   --------   --------   --------
      Net Income                                                     $135,199   $138,184   $154,063   $153,126
                                                                     ========   ========   ========   ========
      Operating Income                                               $135,199   $138,184   $154,063   $153,126
                                                                     ========   ========   ========   ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)

                                                         ----------------------------------------------------------------
                                                          6/30/00      9/30/00      12/31/00        3/31/01       6/30/01
                                                         ----------------------------------------------------------------

Average shares outstanding--during quarter                220,264      220,424       221,062        214,872       227,603
Average shares outstanding--during
    quarter, diluted                                      221,426      221,615       222,366        216,648       230,422
Actual shares outstanding--end of quarter                 219,095      221,612       219,769        228,520       227,634
Operating income per share                               $   0.57     $   0.58      $   0.58       $   0.57      $   0.57
Operating income per share, diluted                      $   0.57     $   0.58      $   0.58       $   0.57      $   0.57
Operating income per share, diluted as adjusted
    for the adoption of FAS 142*                         $   0.59     $   0.61      $   0.61       $   0.60      $   0.62
Net income per share                                     $   0.57     $   0.58      $   0.58       $   0.57      $   0.50
Net income per share, diluted                            $   0.57     $   0.58      $   0.58       $   0.57      $   0.49
Dividends per share                                      $   0.27     $   0.27      $   0.27       $   0.28      $   0.28

Taxable equivalent net interest income                   $354,571     $347,956      $359,154       $368,365      $373,008

                                                         -----------------------------------------------------
                                                          9/30/01      12/31/01        3/31/02        6/30/02
                                                         -----------------------------------------------------

Average shares outstanding--during quarter                227,657       228,618        229,958         224,878
Average shares outstanding--during
    quarter, diluted                                      230,383       230,610        233,165         229,112
Actual shares outstanding--end of quarter                 227,410       230,081        229,684         221,054
Operating income per share                               $   0.59      $   0.60       $   0.67        $   0.68
Operating income per share, diluted                      $   0.59      $   0.60       $   0.66        $   0.67
Operating income per share, diluted as adjusted
    for the adoption of FAS 142*                         $   0.65      $   0.66       $   0.66        $   0.67
Net income per share                                     $   0.59      $   0.60       $   0.67        $   0.68
Net income per share, diluted                            $   0.59      $   0.60       $   0.66        $   0.67
Dividends per share                                      $   0.28      $   0.28       $   0.29        $   0.29

Taxable equivalent net interest income                   $378,177      $394,499       $388,104        $392,856



(a) Operating income excludes merger and other non-recurring charges of $23.3 million pre-tax ($17.8 million after tax or $.08 per diluted share).

*Operating income assuming FAS 142 (which eliminated amortization of excess purchase price) was adopted at the beginning of the period ended 3/31/02.

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                                          Six Months Ended
                                                              June 30
                                                    ----------------------------
                                                       2002              2001
                                                    ----------        ----------

Interest Income:
    Interest and fees on loans                      $1,018,845        $1,296,516
    Interest on securities:
      Taxable interest income                          196,801           237,802
      Tax-exempt interest income                        16,068            20,788
                                                    ----------        ----------
      Total Interest on Securities                     212,869           258,590
    Interest on mortgage loans held for sale            22,192            18,247
    Interest on margin receivables                      10,031             7,811
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                          3,867             7,983
    Interest on time deposits in other banks               282             5,629
    Interest on trading account assets                  12,209             6,912
                                                    ----------        ----------
      Total Interest Income                          1,280,295         1,601,688

Interest Expense:
    Interest on deposits                               338,653           644,172
    Interest on short-term borrowings                   62,222           106,760
    Interest on long-term borrowings                   134,543           152,470
                                                    ----------        ----------
      Total Interest Expense                           535,418           903,402
                                                    ----------        ----------
      Net Interest Income                              744,877           698,286

Provision for loan losses                               60,000            57,490
                                                    ----------        ----------
      Net Interest Income After Provision
         for Loan Losses                               684,877           640,796

Non-Interest Income:
    Brokerage and investment banking                   236,151           127,990
    Trust department income                             31,554            30,084
    Service charges on deposit accounts                134,977           130,212
    Mortgage servicing and origination fees             47,962            45,631
    Securities gains (losses)                            3,784               467
    Other                                              114,880            88,907
                                                    ----------        ----------
      Total Non-Interest Income                        569,308           423,291

Non-Interest Expense:
    Salaries and employee benefits                     487,645           410,614
    Net occupancy expense                               46,512            40,976
    Furniture and equipment expense                     45,267            40,284
    Other                                              244,009           237,708
                                                    ----------        ----------
      Total Non-Interest Expense                       823,433           729,582
                                                    ----------        ----------
      Income Before Income Taxes                       430,752           334,505
Applicable income taxes                                123,563            98,954
                                                    ----------        ----------
      Net Income                                    $  307,189        $  235,551
                                                    ==========        ==========
      Operating Income                              $  307,189        $ 253,363 (a)
                                                    ==========        ==========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)

                                                                Six Months Ended
                                                                    June 30
                                                         ------------------------------
                                                             2002               2001
                                                         -----------        -----------
Average shares outstanding--year-to-date                     227,404            221,273
Average shares outstanding--year-to-date, diluted            231,127            223,573
Actual shares outstanding--end of quarter                    221,054            227,634
Operating income per share                               $      1.35        $      1.15
Operating income per share, diluted                      $      1.33        $      1.13
Operating income per share, as adjusted
    for the adoption of FAS 142*                         $      1.35        $      1.23
Operating income per share, diluted as adjusted
    for the adoption of FAS 142*                         $      1.33        $      1.22
Net income per share                                     $      1.35        $      1.06
Net income per share, diluted                            $      1.33        $      1.05
Net income per share, as adjusted
    for the adoption of FAS 142*                         $      1.35        $      1.15
Net income per share, diluted as adjusted
    for the adoption of FAS 142*                         $      1.33        $      1.14
Dividends per share                                      $      0.58        $      0.56

Taxable equivalent net interest income                   $   780,960        $   741,374


(a) In 2001 excludes merger and other non-recurring charges of $23.3 million pretax ($17.8 million after tax or $.08 per diluted share).

*Operating income assuming FAS 142 (which eliminated amortization of excess purchase price) was adopted at the beginning of the period ended 3/31/02.

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)


                                           Quarter Ended                Quarter Ended               Quarter Ended
                                                12/31/00                      3/31/01                     6/30/01
                                         --------------------------   --------------------------  ---------------------------
                                                 Average    Yield/            Average    Yield/           Average     Yield/
                                                 Balance      Rate            Balance      Rate           Balance       Rate
                                         ----------------  --------   ---------------- ---------  ----------------  ---------
ASSETS
Earning assets:
   Taxable securities                        $ 8,246,431     6.52%        $ 7,951,812     6.59%       $ 7,200,791      6.28%
   Non-taxable securities                        809,505     7.51%            800,267     7.67%           806,045      7.76%
   Federal funds sold                             84,019     6.47%             36,995     5.72%           675,822      4.43%
   Margin receivables                                 --                           --                     554,202      5.65%
   Loans, net of unearned income              31,319,500     8.80%         31,274,169     8.76%        30,965,337      8.41%
   Int. bear. deposits in oth. bnks               31,410     6.31%             82,118     3.80%           504,709      3.86%
   Mortgages held for sale                       258,762    10.29%            316,661     8.78%           597,253      7.65%
   Trading account assets                         14,503     8.69%             15,598     5.62%           557,452      5.15%
                                             -----------                  -----------                 -----------
    Total earning assets                      40,764,130     8.31%         40,477,620     8.30%        41,861,611      7.82%
Allowance for loan losses                       (374,738)                    (381,552)                   (385,317)
Cash and due from banks                        1,010,589                      993,091                     911,506
Other non-earning assets                       2,109,558                    2,273,684                   2,876,167
                                             -----------                  -----------                 -----------

                                             $43,509,539                  $43,362,843                 $45,263,967
                                             ===========                  ===========                 ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
   Savings accounts                          $ 1,262,885     1.49%        $ 1,230,782     1.45%       $ 1,243,006      1.35%
   Interest bearing transaction
    accounts                                     395,865     3.41%            430,375     3.24%           517,484      1.94%
   Money market accounts                      10,235,426     4.43%         11,483,296     4.16%        12,132,752      3.42%
   Certificates of deposit of
    $100,000 or more                           4,090,534     6.45%          4,257,824     6.33%         4,419,525      6.02%
   Other interest-bearing accounts            10,579,493     6.16%          9,531,435     6.21%         8,004,372      6.49%
   Federal funds purchased                     2,769,611     6.60%          2,153,236     5.76%         2,203,347      4.69%
   Commercial paper                               45,376     6.36%             28,232     6.52%            27,273      6.74%
   Other short-term borrowings                 1,342,578     6.38%          1,108,518     6.49%         2,436,632      5.22%
   Long-term borrowings                        4,403,511     6.55%          4,540,679     6.54%         4,974,303      6.39%
                                             -----------                  -----------                 -----------
    Total int-bearing liabilities             35,125,279     5.58%         34,764,377     5.37%        35,958,694      4.94%
Non-interest bearing deposits                  4,590,119                    4,422,644                   4,579,814
Other liabilities                                383,205                      817,322                     938,886
Stockholders' equity                           3,410,936                    3,358,500                   3,786,573
                                             -----------                  -----------                 -----------
                                             $43,509,539                  $43,362,843                 $45,263,967
                                             ===========                  ===========                 ===========

Net yield on interest earning assets                         3.51%                        3.69%                        3.57%

                                           Quarter Ended               Quarter Ended                Quarter Ended
                                                 9/30/01                    12/31/01                      3/31/02
                                         --------------------------  ---------------------------  --------------------------
                                                 Average    Yield/           Average     Yield/           Average    Yield/
                                                 Balance      Rate           Balance       Rate           Balance      Rate
                                         ---------------- ---------  ----------------  ---------  ---------------- ---------
ASSETS
Earning assets:
   Taxable securities                        $ 6,956,357     6.04%       $ 7,333,574      5.75%       $ 7,205,061     5.49%
   Non-taxable securities                        783,282     8.64%           759,771      7.71%           670,362     8.16%
   Federal funds sold                            747,409     3.32%           757,139      1.92%           498,187     1.32%
   Margin receivables                            538,694     5.29%           501,965      4.53%           541,069     3.50%
   Loans, net of unearned income              30,839,867     7.99%        30,714,891      7.35%        30,642,779     6.93%
   Int. bear. deposits in oth. bnks              459,378     3.48%           192,941      2.93%            38,512     2.22%
   Mortgages held for sale                       578,576     7.92%           703,039      6.74%           729,369     7.13%
   Trading account assets                        511,547     5.01%           604,931      4.40%           603,486     3.90%
                                             -----------                 -----------                  -----------
    Total earning assets                      41,415,110     7.47%        41,568,251      6.87%        40,928,825     6.54%
Allowance for loan losses                       (386,641)                   (385,010)                    (423,057)
Cash and due from banks                          901,067                     926,564                      963,186
Other non-earning assets                       2,952,938                   2,979,964                    3,241,602
                                             -----------                 -----------                  -----------

                                             $44,882,474                 $45,089,769                  $44,710,556
                                             ===========                 ===========                  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
   Savings accounts                          $ 1,261,356     1.09%       $ 1,309,170      0.62%       $ 1,361,590     0.53%
   Interest bearing transaction
    accounts                                     578,406     1.79%           697,458      1.29%           797,264     1.24%
   Money market accounts                      12,441,249     2.84%        12,459,037      1.82%        13,125,489     1.44%
   Certificates of deposit of
    $100,000 or more                           4,086,712     5.65%         3,494,586      5.11%         3,119,462     4.37%
   Other interest-bearing accounts             7,729,754     6.38%         8,306,278      5.12%         7,614,430     4.74%
   Federal funds purchased                     1,986,078     3.64%         1,756,757      2.27%         1,611,494     1.79%
   Commercial paper                               27,750     6.55%            27,750      6.18%            27,272     5.06%
   Other short-term borrowings                 2,362,939     4.57%         2,398,048      4.13%         2,261,062     4.05%
   Long-term borrowings                        4,867,355     6.34%         4,788,755      6.30%         4,741,976     5.85%
                                             -----------                 -----------                  -----------
    Total int-bearing liabilities             35,341,599     4.51%        35,237,839      3.66%        34,660,039     3.18%
Non-interest bearing deposits                  4,682,012                   4,847,132                    4,842,479
Other liabilities                                947,713                     981,737                    1,126,828
Stockholders' equity                           3,911,150                   4,023,061                    4,081,210
                                             -----------                 -----------                  -----------
                                             $44,882,474                 $45,089,769                  $44,710,556
                                             ===========                 ===========                  ===========

Net yield on interest earning assets                         3.62%                        3.77%                       3.85%

                                             Quarter Ended
                                                   6/30/02
                                          ---------------------------
                                                   Average    Yield/
                                                   Balance      Rate
                                          ----------------- ---------
ASSETS
Earning assets:
   Taxable securities                           $7,764,138     5.35%
   Non-taxable securities                          571,618     8.08%
   Federal funds sold                              568,723     1.59%
   Margin receivables                              544,407     3.95%
   Loans, net of unearned income                30,972,742     6.70%
   Int. bear. deposits in oth. bnks                  8,581     3.32%
   Mortgages held for sale                         470,493     7.99%
   Trading account assets                          691,707     3.82%
                                               -----------
    Total earning assets                        41,592,409     6.33%
Allowance for loan losses                         (435,206)
Cash and due from banks                            939,159
Other non-earning assets                         3,286,227
                                               -----------

                                               $45,382,589
                                               ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
   Savings accounts                            $ 1,452,647     0.61%
   Interest bearing transaction
    accounts                                       803,547     1.02%
   Money market accounts                        12,940,340     1.43%
   Certificates of deposit of
    $100,000 or more                             2,985,615     4.08%
   Other interest-bearing accounts               7,858,342     4.31%
   Federal funds purchased                       1,990,013     1.75%
   Commercial paper                                 26,751     4.90%
   Other short-term borrowings                   2,283,037     4.08%
   Long-term borrowings                          5,020,740     5.29%
                                               -----------
    Total int-bearing liabilities               35,361,032     2.99%
Non-interest bearing deposits                    4,936,834
Other liabilities                                1,068,349
Stockholders' equity                             4,016,374
                                               -----------
                                               $45,382,589
                                               ===========

Net yield on interest earning assets                           3.79%

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY ALLOWANCE FOR LOAN LOSSES AND NON-PERFORMING ASSETS
(Dollar Amounts in Thousands)

                                         -------------------------------------------------------------------------------------
                                         12/31/00    3/31/01     6/30/01     9/30/01     12/31/01      3/31/02      6/30/02
                                         -------------------------------------------------------------------------------------
Balance at beginning of period           $373,699    $376,508    $381,570    $384,324     $386,471     $419,167     $429,577

Net loans charged off (recovered):
  Commercial                               22,845      14,390      16,048      17,361       36,647        7,304       20,024
  Real estate                               2,000         804       2,035       1,798        2,041        3,024        2,571
  Installment                               9,718       8,244       8,153       8,694       10,626        9,262        6,686
                                         --------    --------    --------    --------     --------     --------     --------
      Total                                34,563      23,438      26,236      27,853       49,314       19,590       29,281
Allowance of acquired banks                     0           0           0           0        4,098            0        2,328
Provision charged to expense               37,372      28,500      28,990      30,000       77,912       30,000       30,000
                                         --------    --------    --------    --------     --------     --------     --------

Balance at end of period                 $376,508    $381,570    $384,324    $386,471     $419,167     $429,577     $432,624
                                         ========    ========    ========    ========     ========     ========     ========

Non-performing Assets:
Loans on a non-accruing basis            $197,974    $227,552    $259,291    $256,810     $269,764     $277,939     $280,371
Renegotiated loans                         12,372      11,024      14,223      18,150       42,807       42,183       42,332
Foreclosed property ("Other
   real estate")                           28,442      29,012      29,257      31,198       40,872       44,008       52,092
                                         --------    --------    --------    --------     --------     --------     --------
   Total NPA excluding past due
    loans                                $238,788    $267,588    $302,771    $306,158     $353,443     $364,130     $374,795
                                         --------    --------    --------    --------     --------     --------     --------
Loans past due 90 days or more           $ 35,903    $ 40,923    $ 41,736    $ 41,895     $ 46,845     $ 44,914     $ 43,224
                                         --------    --------    --------    --------     --------     --------     --------
   Total NPA including past due
    loans                                $274,691    $308,511    $344,507    $348,053     $400,288     $409,044     $418,019
                                         ========    ========    ========    ========     ========     ========     ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)

                                                                     Six Months Ended
                                                                          June 30
                                                   -------------------------------------------------------
                                                              2002                        2001
                                                   --------------------------  ---------------------------
                                                        Average       Yield/        Average        Yield/
                                                        Balance        Rate         Balance         Rate
                                                   ---------------- ---------  ----------------  ---------
ASSETS

Earning assets:
   Taxable securities                                  $ 7,486,144     5.42%       $ 7,574,227      6.44%
   Non-taxable securities                                  620,717     8.12%           803,172      7.72%
   Federal funds sold                                      533,650     1.46%           358,173      4.49%
   Margin receivables                                      542,747     3.73%           278,632      5.65%
   Loans, net of unearned income                        30,808,672     6.82%        31,118,900      8.59%
   Int. bear. deposits in oth. bnks                         23,464     2.42%           294,581      3.85%
   Mortgages held for sale                                 599,216     7.47%           457,732      8.04%
   Trading account assets                                  647,840     3.86%           288,022      5.17%
                                                       -----------                 -----------
    Total earning assets                                41,262,450     6.43%        41,173,439      8.06%
Allowance for loan losses                                 (429,165)                   (383,445)
Cash and due from banks                                    951,106                     952,073
Other non-earning assets                                 3,264,038                   2,576,590
                                                       -----------                 -----------

                                                       $45,048,429                 $44,318,657
                                                       ===========                 ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
   Savings accounts                                     $1,407,370     0.58%        $1,236,928      1.40%
   Interest bearing transaction
    accounts                                               800,423     1.13%           474,170      2.53%
   Money market accounts                                13,032,403     1.43%        11,809,818      3.78%
   Certificates of deposit of
    $100,000 or more                                     3,052,169     4.23%         4,339,121      6.17%
   Other int-bearing accounts                            7,737,060     4.52%         8,763,685      6.34%
   Federal funds purchased                               1,801,799     1.77%         2,178,430      5.22%
   Commercial paper                                         27,010     4.98%            27,750      6.63%
   Other short-term borrowings                           2,272,110     4.06%         1,776,244      5.62%
   Long-term borrowings                                  4,882,128     5.56%         4,758,689      6.46%
                                                       -----------                 -----------
    Total int-bearing liabilities                       35,012,472     3.08%        35,364,835      5.15%
Non-interest bearing deposits                            4,889,917                   4,501,663
Other liabilities                                        1,097,427                     878,440
Stockholders' equity                                     4,048,613                   3,573,719
                                                       -----------                 -----------

                                                       $45,048,429                 $44,318,657
                                                       ===========                 ===========

Net yield on int. earning assets                                       3.82%                        3.63%


                                                   Six Months Ended
                                                      June 30
                                           -------------------------------
Allowance For Loan Losses:                   2002                   2001
                                           --------               --------
Balance at beginning of year               $419,167               $376,508

Net loans charged off:
  Commercial                                 27,328                 30,438
  Real estate                                 5,595                  2,839
  Installment                                15,948                 16,397
                                           --------               --------
      Total                                  48,871                 49,674
Allowance of acquired banks                   2,328                      0
Provision charged to expense                 60,000                 57,490
                                           --------               --------

Balance at end of period                   $432,624               $384,324
                                           ========               ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED RATIOS

                                                           ----------------------------------------------------------------------
                                                            6/30/00    9/30/00  12/31/00   3/31/01   6/30/01   9/30/01   12/31/01
                                                           ----------------------------------------------------------------------

Return on average assets*                                      1.19%     1.18%     1.17%     1.15%     1.16%      1.20%     1.22%

Return on average equity*                                     16.01%    15.56%    14.97%    14.82%    13.84%     13.71%    13.63%

Stockholders' equity per share                              $ 14.55   $ 15.16   $ 15.73   $ 16.64   $ 16.81   $  17.36   $ 17.54

Stockholders' equity to total assets                           7.43%     7.70%     7.92%     8.24%     8.48%      8.64%     8.89%

Allowance for loan losses as a percentage of loans,
     net of unearned income                                    1.20%     1.20%     1.20%     1.23%     1.24%      1.25%     1.36%

Loans, net of unearned income, to total deposits              93.49%    97.56%    97.98%    99.81%    99.37%    101.10%    97.90%

Net charge-offs as a percentage of average loans**             0.23%     0.33%     0.44%     0.30%     0.34%      0.36%     0.64%

Total non-performing assets (excluding loans 90 days
     past due) as a percentage of loans and
     other real estate                                         0.71%     0.76%     0.76%     0.86%     0.98%      0.99%     1.14%

Total non-performing assets (including loans 90 days
     past due) as a percentage of loans and
     other real estate                                         0.93%     0.88%     0.87%     0.99%     1.11%      1.12%     1.29%

                                                              ---------------------
                                                               3/31/02     6/30/02
                                                              ---------------------

Return on average assets*                                        1.40%      1.35%

Return on average equity*                                       15.31%     15.29%

Stockholders' equity per share                               $  17.79   $  17.81

Stockholders' equity to total assets                             9.24%      8.53%

Allowance for loan losses as a percentage of loans,
     net of unearned income                                      1.40%      1.39%

Loans, net of unearned income, to total deposits               102.24%    100.62%

Net charge-offs as a percentage of average loans**               0.26%      0.38%

Total non-performing assets (excluding loans 90 days
     past due) as a percentage of loans and
     other real estate                                           1.18%      1.20%

Total non-performing assets (including loans 90 days
     past due) as a percentage of loans and
     other real estate                                           1.33%      1.34%






*Annualized based on operating income.
**Annualized